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                             RIVERWOOD HOLDING, INC.
                    (formerly named New River Holding, Inc.)





                                RESTATED BY-LAWS









                   As amended effective as of October 8, 1996
















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                             RIVERWOOD HOLDING, INC.

                                RESTATED BY-LAWS


                                TABLE OF CONTENTS


SECTION                                                                     PAGE

ARTICLE I      STOCKHOLDERS. . . . . . . . . . . . . . . . . . . . . . . . .  1
     Section 1.01.  Annual Meetings. . . . . . . . . . . . . . . . . . . . .  1
     Section 1.02.  Special Meetings . . . . . . . . . . . . . . . . . . . .  1
     Section 1.03.  Notice of Meetings; Waiver . . . . . . . . . . . . . . .  2
     Section 1.04.  Quorum . . . . . . . . . . . . . . . . . . . . . . . . .  2
     Section 1.05.  Voting . . . . . . . . . . . . . . . . . . . . . . . . .  2
     Section 1.06.  Voting by Ballot . . . . . . . . . . . . . . . . . . . .  3
     Section 1.07.  Adjournment. . . . . . . . . . . . . . . . . . . . . . .  3
     Section 1.08.  Proxies. . . . . . . . . . . . . . . . . . . . . . . . .  3
     Section 1.09.  Organization; Procedure. . . . . . . . . . . . . . . . .  4
     Section 1.10.  Consent of Stockholders in Lieu of Meeting . . . . . . .  4

ARTICLE II     BOARD OF DIRECTORS. . . . . . . . . . . . . . . . . . . . . .  5
     Section 2.01.  General Powers . . . . . . . . . . . . . . . . . . . . .  5
     Section 2.02.  Number and Term of Office. . . . . . . . . . . . . . . .  5
     Section 2.03.  Election of Directors. . . . . . . . . . . . . . . . . .  7
     Section 2.04.  Annual and Regular Meetings. . . . . . . . . . . . . . .  7
     Section 2.05.  Special Meetings; Notice . . . . . . . . . . . . . . . .  7
     Section 2.06.  Quorum; Voting . . . . . . . . . . . . . . . . . . . . .  8
     Section 2.07.  Adjournment. . . . . . . . . . . . . . . . . . . . . . .  8
     Section 2.08.  Action Without a Meeting . . . . . . . . . . . . . . . .  8
     Section 2.09.  Regulations; Manner of Acting. . . . . . . . . . . . . .  8
     Section 2.10.  Action by Telephonic Communications. . . . . . . . . . .  9
     Section 2.11.  Resignations . . . . . . . . . . . . . . . . . . . . . .  9
     Section 2.12.  Removal of Directors . . . . . . . . . . . . . . . . . .  9
     Section 2.13.  Vacancies and Newly Created
                         Directorships . . . . . . . . . . . . . . . . . . .  9
     Section 2.14.  Compensation . . . . . . . . . . . . . . . . . . . . . . 10
     Section 2.15.  Reliance on Accounts and
                         Reports, etc. . . . . . . . . . . . . . . . . . . . 10

ARTICLE III    EXECUTIVE COMMITTEE AND OTHER
               COMMITTEES. . . . . . . . . . . . . . . . . . . . . . . . . . 11
     Section 3.01.  How Constituted. . . . . . . . . . . . . . . . . . . . . 11
     Section 3.02.  Powers . . . . . . . . . . . . . . . . . . . . . . . . . 11
     Section 3.03.  Proceedings. . . . . . . . . . . . . . . . . . . . . . . 13
     Section 3.04.  Quorum and Manner of Acting. . . . . . . . . . . . . . . 13
     Section 3.05.  Action by Telephonic Communications. . . . . . . . . . . 14

     Section 3.06.  Absent or Disqualified Members of Additional Committees. 14
     Section 3.07.  Resignations . . . . . . . . . . . . . . . . . . . . . . 14
     Section 3.08.  Removal. . . . . . . . . . . . . . . . . . . . . . . . . 14
     Section 3.09.  Vacancies. . . . . . . . . . . . . . . . . . . . . . . . 15

ARTICLE IV     OFFICERS  . . . . . . . . . . . . . . . . . . . . . . . . . . 15
     Section 4.01.  Number . . . . . . . . . . . . . . . . . . . . . . . . . 15
     Section 4.02.  Election . . . . . . . . . . . . . . . . . . . . . . . . 15
     Section 4.03.  Salaries . . . . . . . . . . . . . . . . . . . . . . . . 15
     Section 4.04.  Removal and Resignation; Vacancies . . . . . . . . . . . 15
     Section 4.05.  Authority and Duties of Officers . . . . . . . . . . . . 16
     Section 4.06.  The President and Chief Executive
                         Officer . . . . . . . . . . . . . . . . . . . . . . 16
     Section 4.07.  The Chief Operating Officer. . . . . . . . . . . . . . . 17
     Section 4.08.  The Vice Presidents. . . . . . . . . . . . . . . . . . . 17
     Section 4.09.  The Secretary. . . . . . . . . . . . . . . . . . . . . . 17
     Section 4.10.  The Chief Financial Officer. . . . . . . . . . . . . . . 19
     Section 4.11.  The Treasurer. . . . . . . . . . . . . . . . . . . . . . 19
     Section 4.12.  Additional Officers. . . . . . . . . . . . . . . . . . . 20
     Section 4.13.  Security . . . . . . . . . . . . . . . . . . . . . . . . 20

ARTICLE V      CAPITAL STOCK . . . . . . . . . . . . . . . . . . . . . . . . 20
     Section 5.01.  Certificates of Stock. . . . . . . . . . . . . . . . . . 20
     Section 5.02.  Signatures; Facsimile. . . . . . . . . . . . . . . . . . 21
     Section 5.03.  Lost, Stolen or Destroyed
                         Certificates. . . . . . . . . . . . . . . . . . . . 21
     Section 5.04.  Transfer of Stock. . . . . . . . . . . . . . . . . . . . 21
     Section 5.05.  Record Date. . . . . . . . . . . . . . . . . . . . . . . 22
     Section 5.06.  Registered Stockholders. . . . . . . . . . . . . . . . . 23
     Section 5.07.  Transfer Agent and Registrar . . . . . . . . . . . . . . 23

ARTICLE VI     INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . . . . 24
     Section 6.01.  Nature of Indemnity. . . . . . . . . . . . . . . . . . . 24
     Section 6.02.  Successful Defense . . . . . . . . . . . . . . . . . . . 25
     Section 6.03.  Determination That Indemnification
                         Is Proper . . . . . . . . . . . . . . . . . . . . . 25
     Section 6.04.  Advance Payment of Expenses. . . . . . . . . . . . . . . 25
     Section 6.05.  Procedure for Indemnification of Directors and Officers. 26
     Section 6.06.  Survival; Preservation of Other
                         Rights. . . . . . . . . . . . . . . . . . . . . . . 26
     Section 6.07.  Insurance. . . . . . . . . . . . . . . . . . . . . . . . 27
     Section 6.08.  Severability . . . . . . . . . . . . . . . . . . . . . . 27
     Section 6.09.  Definitions. . . . . . . . . . . . . . . . . . . . . . . 27

ARTICLE VII    OFFICES   . . . . . . . . . . . . . . . . . . . . . . . . . . 28
     Section 7.01.  Registered Office. . . . . . . . . . . . . . . . . . . . 28
     Section 7.02.  Other Offices. . . . . . . . . . . . . . . . . . . . . . 28

                                       ii

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ARTICLE VIII   GENERAL PROVISIONS. . . . . . . . . . . . . . . . . . . . . . 29
     Section 8.01.  Dividends. . . . . . . . . . . . . . . . . . . . . . . . 29
     Section 8.02.  Reserves . . . . . . . . . . . . . . . . . . . . . . . . 29
     Section 8.03.  Execution of Instruments . . . . . . . . . . . . . . . . 29
     Section 8.04.  Corporate Indebtedness . . . . . . . . . . . . . . . . . 30
     Section 8.05.  Deposits . . . . . . . . . . . . . . . . . . . . . . . . 30
     Section 8.06.  Checks . . . . . . . . . . . . . . . . . . . . . . . . . 30
     Section 8.07.  Sale, Transfer, etc. of Securities . . . . . . . . . . . 31
     Section 8.08.  Voting as Stockholder. . . . . . . . . . . . . . . . . . 31
     Section 8.09.  Fiscal Year. . . . . . . . . . . . . . . . . . . . . . . 31
     Section 8.10.  Seal . . . . . . . . . . . . . . . . . . . . . . . . . . 31
     Section 8.11.  Books and Records; Inspection. . . . . . . . . . . . . . 31
     Section 8.12.  Definitions. . . . . . . . . . . . . . . . . . . . . . . 32

ARTICLE IX     AMENDMENT OF BY-LAWS. . . . . . . . . . . . . . . . . . . . . 33
     Section 9.01.  Amendment. . . . . . . . . . . . . . . . . . . . . . . . 33

ARTICLE X      CONSTRUCTION. . . . . . . . . . . . . . . . . . . . . . . . . 33
     Section 10.01. Construction . . . . . . . . . . . . . . . . . . . . . . 33

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

                             RIVERWOOD HOLDING, INC.

                                RESTATED BY-LAWS

                   As amended effective as of October 8, 1996

          Certain defined terms used herein without definition shall have the meanings set forth in Section 8.12.

                                    ARTICLE I

                                  STOCKHOLDERS

          Section 1.01. ANNUAL MEETINGS. The annual meeting of the stockholders of the Corporation for the election of directors and for the transaction of such other business as properly may come before such meeting shall be held at such place, either within or without the State of Delaware, and at 10:00 a.m. local time on the first Tuesday in May (or, if such day is a legal holiday, then on the next succeeding business day), or at such other date and hour, as may be fixed from time to time by resolution of the Board of Directors and set forth in the notice or waiver of notice of the meeting. [Sections 211(a), (b).](1)

          Section 1.02. SPECIAL MEETINGS. Special meetings of the stockholders may be called at any time by the Chairman or by the Board of Directors. A special meeting shall be called by (subject to Section 4.06) the President and Chief Executive Officer or by the Secretary, immediately upon receipt of a written request therefor by stockholders holding in the aggregate not less than a majority of the outstanding shares of the Corporation at the time entitled to vote at any meeting of the stockholders. If such officers or the Board of Directors shall fail to call such meeting within 20 days after receipt of such request, any stockholder executing such request may call such meeting. Such special meetings of the stockholders shall be held at such places, within or without the State of Delaware, as shall be specified in the respective notices or waivers of notice thereof. [Section 211(d).]

--------------------
(1.) Citations are to the General Corporation Law of the State of Delaware as in effect on August 15, 1995 (the "DGCL"), and are inserted for reference only, and do not constitute a part of the By-Laws.

          Section 1.03. NOTICE OF MEETINGS; WAIVER. The Secretary or any Assistant Secretary shall cause written notice of the place, date and hour of each meeting of the stockholders, and, in the case of a special meeting, the purpose or purposes for which such meeting is called, to be given personally or by mail, not less than ten nor more than sixty days prior to the meeting, to each stockholder of record entitled to vote at such meeting. If such notice is mailed, it shall be deemed to have been given to a stockholder when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the record of stockholders of the Corporation, or, if he shall have filed with the Secretary of the Corporation a written request that notices to him be mailed to some other address, then directed to him at such other address. Such further notice shall be given as may be required by law.

          No notice of any meeting of stockholders need be given to any stockholder who submits a signed waiver of notice, whether before or after the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in a written waiver of notice. The attendance of any stockholder at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting is not lawfully called or convened. [Sections 222, 229.]

          Section 1.04. QUORUM. Except as otherwise required by law or by the Certificate of Incorporation, the presence in person or by proxy of the holders of record of a majority of the shares entitled to vote at a meeting of stockholders shall constitute a quorum for the transaction of business at such meeting. [Section 216.]

          Section 1.05. VOTING. If, pursuant to Section 5.05 of these By-Laws, a record date has been fixed, every holder of record of shares entitled to vote at a meeting of stockholders shall be entitled to one vote for each share outstanding in his name on the books of the Corporation at the close of business on such record date. If no record date has been fixed, then every holder of record of shares entitled to vote at a meeting of stockholders shall be entitled to one vote for each share of stock standing in his name on the books of the Corporation at the close of business on the day next preceding the day on which notice of the meeting is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. Except as otherwise required by law or by the Certificate of Incorporation, the vote of a majority of the shares represented in person or by proxy at any meeting at which a quorum is present shall be sufficient for the transaction of any business at such meeting. [Sections 212(a), 216.]

          Section 1.06. VOTING BY BALLOT. No vote of the stockholders need be taken by written ballot or conducted by Inspectors of Elections unless otherwise required by law. Any vote which need not be taken by ballot may be conducted in any manner approved by the meeting.

          Section 1.07. ADJOURNMENT. If a quorum is not present at any meeting of the stockholders, the stockholders present in person or by proxy shall have the power to adjourn any such meeting from time to time until a quorum is present. Notice of any adjourned meeting of the stockholders of the Corporation need not be given if the place, date and hour thereof are announced at the meeting at which the adjournment is taken, provided, however, that if the adjournment is for more than thirty days, or if after the adjournment a new record date for the adjourned meeting is fixed pursuant to Section 5.05 of these By-Laws, a notice of the adjourned meeting, conforming to the requirements of
Section 1.03 hereof, shall be given to each stockholder of record entitled to vote at such meeting. At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted on the original date of the meeting. [Section 222(c).]

          Section 1.08. PROXIES. Any stockholder entitled to vote at any meeting of the stockholders or to express consent to or dissent from corporate action without a meeting may authorize another person or persons to vote at any such meeting and express such consent or dissent for him by proxy. A stockholder may authorize a valid proxy by executing a written instrument signed by such stockholder, or by causing his or her signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature, or by transmitting or authorizing the transmission of a telegram, cablegram or other means of electronic transmission to the person designated as the holder of the proxy, a proxy solicitation firm or a like authorized agent. No such proxy shall be voted or acted upon after the expiration of three years from the date of such proxy, unless such proxy provides for a longer period. Every proxy shall be revocable at the pleasure of the stockholder executing it, except in those cases where applicable law provides that a proxy shall be irrevocable. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or by filing another duly executed proxy bearing a later date with the Secretary. Proxies by telegram, cablegram or other electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the stockholder. Any copy, facsimile telecommunication or other reliable reproduction of a writing or transmission created pursuant to this section may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission. [Sections 212(b),
(c), (d), (e).]

          Section 1.09. ORGANIZATION; PROCEDURE. At every meeting of stockholders the presiding officer shall be (subject to Section 4.06) the President and Chief Executive Officer or, in the event of his absence, disability or other inability so to act, a presiding officer chosen by a majority of the stockholders present in person or by proxy. The Secretary, or in the event of his absence or disability, the Assistant Secretary, if any, or if there be no Assistant Secretary, in the absence of the Secretary, an appointee of the presiding officer, shall act as Secretary of the meeting. The order of business and all other matters of procedure at every meeting of stockholders may be determined by such presiding officer.

          Section 1.10. CONSENT OF STOCKHOLDERS IN LIEU OF MEETING. To the fullest extent permitted by law, whenever the vote of stockholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action, such action may be taken without a meeting, without prior notice and without a vote of stockholders, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in the

State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested.

          Every written consent shall bear the date of signature of each stockholder or member who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty days of the earliest dated consent delivered in the manner required by law to the Corporation, written consents signed by a sufficient number of holders or members to take action are delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders or members are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. [Section 228(a), (c)]


                                   ARTICLE II

                               BOARD OF DIRECTORS

          Section 2.01. GENERAL POWERS. Except as may otherwise be provided by law, by the Certificate of Incorporation or by these By-Laws, the property, affairs and business of the Corporation shall be managed by or under the direction of the Board of Directors and the Board of Directors may exercise all the powers of the Corporation. [Section 141(a).]

          Section 2.02. NUMBER AND TERM OF OFFICE. Certain stockholders of the Corporation shall have rights and obligations with respect to the nomination and election of Directors as set forth in the Stockholders Agreement during the term of such agreement. The number of Directors constituting the entire Board of Directors shall be at least 10 and no more than 14, which number may be modified from time to time by resolution of the Board of Directors, but in no event shall the number of Directors be less than one, PROVIDED that for so long as Section 1 of the Stockholders Agreement is in effect the number of Directors shall in any event be automatically increased or decreased in the manner set forth below:

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          (a) If and to the extent permitted by applicable law, (1) upon the termination for any reason of any Nominating Party's right to nominate one or more persons to serve as a Director or Directors of the Corporation (including any temporary termination attributable to the waiver by such Nominating Party of its rights under the Stockholders Agreement), such Director or Directors shall be deemed to be removed without cause in accordance with Section 141(k) of the DGCL and the number of Directors shall be automatically reduced by such number of Directors that the Nominating Party would otherwise be entitled to nominate (or such lesser number the Nominating Party had previously elected to nominate) and (2) upon the request of a Nominating Party to nominate one or more Directors pursuant to Section 1 of the Stockholders Agreement, the number of Directors of the Corporation shall be automatically increased by such number of Directors as such Nominating Party is entitled to nominate (or such lesser number the Nominating Party elects to nominate), PROVIDED that, if any such nominee is an Unaffiliated Nominee, the number of Directors shall not be so increased unless and until the Board of Directors of the Corporation shall have approved such Unaffiliated Nominee.

          (b) During any period in which any Nominating Party has, and shall have exercised, the right to nominate a Director as provided herein, in the event of any vacancy or vacancies in the Board of Directors created by the death, disability, retirement, resignation or removal, with or without cause, of a Director so nominated, (1) the Board will request such Nominating Party to nominate a candidate to be appointed by such Board to fill such vacancy or (2) in the event that a candidate to fill such vacancy is to be elected at the annual meeting of stockholders of the Corporation, such Nominating Party shall have the right to nominate the individual to fill such vacancy, and the provisions of Section 1(b) of the Stockholders Agreement shall apply with respect to the nomination and election of such nominee to fill such vacancy.

          (c) Each Director (whenever elected) shall hold office until his successor has been duly elected and qualified, or until his earlier death, resignation or removal. [Section 141(b).]

          (d) During the term of the Stockholders Agreement, the Chairman of the Board shall be selected by the Directors from one of the Directors nominated pursuant to the Stockholders Agreement by the CDR Fund. The Chairman of the Board shall not be an officer of the Corporation, except that the Chairman may act as the chief executive officer of the Corporation if elected to that position by the Board of Directors, and shall preside at all meetings of the Board of Directors at which he is present. [Section 141(b).]

          Section 2.03. ELECTION OF DIRECTORS. Except as otherwise provided in Sections 2.12 and 2.13 of these By-Laws, the Directors shall be elected at each annual meeting of the stockholders. If the annual meeting for the election of Directors is not held on the date designated therefor, the Directors shall cause the meeting to be held as soon thereafter as convenient. At each meeting of the stockholders for the election of Directors, provided a quorum is present, the Directors shall be elected by a plurality of the votes validly cast in such election. [Sections 211(b), (c), 216.]

          Section 2.04. ANNUAL AND REGULAR MEETINGS. The annual meeting of the Board of Directors for the purpose of electing officers and for the transaction of such other business as may come before the meeting shall be held as soon as possible following adjournment of the annual meeting of the stockholders at the place of such annual meeting of the stockholders. Notice of such annual meeting of the Board of Directors need not be given. The Board of Directors from time to time may by resolution provide for the holding of regular meetings and fix the place (which may be within or without the State of Delaware) and the date and hour of such meetings. Notice of regular meetings need not be given, provided, however, that if the Board of Directors shall fix or change the time or place of any regular meeting, notice of such action shall be mailed promptly, or sent by telegram, radio or cable, to each Director who shall not have been present at the meeting at which such action was taken, addressed to him at his usual place of business, or shall be delivered to him personally. Notice of such action need not be given to any Director who attends the first regular meeting after such action is taken without protesting the lack of notice to him, prior to or at the commencement of such meeting, or to any Director who submits a signed waiver of notice, whether before or after such meeting. [Sections 141(g), 229.]

          Section 2.05. SPECIAL MEETINGS; NOTICE. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board or by a majority of the Directors then in office, at such place (within or without the State of Delaware), date and hour as may be specified in the respective notices or waivers of notice of such meetings. Special meetings of the Board of Directors may be called on 24 hours' notice, if notice is given to each Director personally or by telephone or telegram, or on five days' notice, if notice is mailed to each Director, addressed to him at his usual place of business.
Notice of any special meeting need not be given to any Director who attends such meeting without protesting the lack of notice to him, prior to or at the commencement of such meeting, or to any Director who submits a signed waiver of notice, whether before or after such meeting, and any business may be transacted thereat. [Sections 141(g), 229.]

          Section 2.06. QUORUM; VOTING. At all meetings of the Board of Directors, the presence of a majority of the total then authorized number of Directors shall constitute a quorum for the transaction of business. Except as otherwise required by law, the vote of a majority of the Directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. [Section 141(b).]

          Section 2.07. ADJOURNMENT. A majority of the Directors present, whether or not a quorum is present, may adjourn any meeting of the Board of Directors to another time or place. No notice need be given of any adjourned meeting unless the time and place of the adjourned meeting are not announced at the time of adjournment, in which case notice conforming to the requirements of
Section 2.05 shall be given to each Director.

          Section 2.08. ACTION WITHOUT A MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all members of the Board of Directors consent thereto in writing, and such writing or writings are filed with the minutes of proceedings of the Board of Directors. [Section 141(f).]

          Section 2.09. REGULATIONS; MANNER OF ACTING. To the extent consistent with applicable law, the Certificate of Incorporation and these By-Laws, the Board of Directors may adopt such rules and regulations for the conduct of meetings of the Board of Directors and for the management of the property, affairs and business of the Corporation as the Board of Directors may deem appropriate. The Directors shall act only as a Board, and the individual Directors shall have no power as such.

          Section 2.10. ACTION BY TELEPHONIC COMMUNICATIONS. Members of the Board of Directors may participate in a meeting of the Board of Directors by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting. [Section 141(i).]

          Section 2.11. RESIGNATIONS. Any Director may resign at any time by delivering a written notice of resignation, signed by such Director, to the Chairman of the Board and a copy of such notice to the Secretary. Unless otherwise specified therein, such resignation shall take effect upon delivery. [Section 141(b).]

          Section 2.12. REMOVAL OF DIRECTORS. Any Director may be removed at any time, either for or without cause, upon the affirmative vote of the holders of a majority of the outstanding shares of stock of the Corporation entitled to vote for the election of such Director, cast at a special meeting of stockholders called for the purpose, PROVIDED that so long as Section 1(d) of the Stockholders Agreement is in effect, (a) no such removal without cause shall occur except as provided in such Section and (b) in the event of the removal of a Director nominated by a Nominating Party for cause, the provisions of Section 1(d) of the Stockholders Agreement shall apply with respect to the filling of the vacancy created thereby. Any vacancy in the Board of Directors caused by any such removal may be filled at such meeting by the stockholders entitled to vote for the election of the Director so removed in accordance with Section 2.13 hereof. If such stockholders do not fill such vacancy at such meeting (or in the written instrument effecting such removal, if such removal was effected by consent without a meeting), such vacancy may be filled in the manner provided in
Section 2.13 of these By-Laws.  [Section 141(k).]

          Section 2.13. VACANCIES AND NEWLY CREATED DIRECTORSHIPS. If any vacancies shall occur in the Board of Directors, by reason of death, resignation, removal or otherwise, or if the authorized number of Directors shall be increased, the Directors then in office shall continue to act, and such vacancies and newly created directorships may be filled by a majority of the Directors then in office, although less than a quorum, PROVIDED that no such vacancy in the Board of Directors shall be filled in a manner which fails to comply with the requirements of Section 2.02 of these By-Laws and Section 1(d) of the Stockholders Agreement during the term of such agreement, and PROVIDED, FURTHER, that the Board of Directors shall from time to time make such requests for nominations of individuals to fill vacancies in the Board of Directors as shall be necessary to cause compliance with the requirements of such Section 2.02 and Section 1(d) of the Stockholders Agreement during the term of such agreement. A Director elected to fill a vacancy or a newly created directorship shall hold office until his successor has been elected and qualified or until his earlier death, resignation or removal. Any such vacancy or newly created directorship may also be filled at any time by vote of the stockholders, in the manner provided in Section 1(d) of the Stockholders Agreement during the term of such agreement. [Sections 141(b), 223.]

          Section 2.14. COMPENSATION. The amount, if any, which each Director shall be entitled to receive as compensation for his services as such shall be fixed from time to time by resolution of the Board of Directors, PROVIDED that
(a) no director who is an officer or employee of CDR at any time that CDR is providing consulting services to the Corporation or one or more of its subsidiaries and (b) no director who is an officer or employee of the Corporation, shall be entitled to receive any compensation for his or her services as a Director (although such Director shall be entitled to be reimbursed for any reasonable out-of-pocket expenses incurred in connection with his or her services as a Director). [Section 141(h).]

          Section 2.15. RELIANCE ON ACCOUNTS AND REPORTS, ETC. A Director, or a member of any Committee designated by the Board of Directors shall, in the performance of his duties, be fully protected in relying in good faith upon the records of the Corporation and upon information, opinions, reports or statements presented to the Corporation by any of the Corporation's officers or employees, or Committees designated by the Board of Directors, or by any other person as to the matters the member reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation. [Section 141(e).]

                                   ARTICLE III

                    EXECUTIVE COMMITTEE AND OTHER COMMITTEES

          Section 3.01. HOW CONSTITUTED. The Board of Directors, by resolution adopted by a majority of the whole Board, (a) shall designate an Executive Committee, a Compensation and Benefits Committee and an Audit Committee (each a "Standing Committee" and, collectively, the "Standing Committees") and (b) may designate one or more additional committees (each an "Additional Committee" and,
together with the Standing Committees, the "Committees").     During the term of
the Stockholders Agreement, each Standing Committee shall consist of such number of Directors as provided by this Section 3.01. Each Additional Committee shall consist of such number of Directors as from time to time may be fixed by the Board of Directors. The Executive Committee shall consist of the chief executive officer of the Corporation and four other Directors selected in the manner provided in Section 2 of the Stockholders Agreement. One of the Directors nominated by the CDR Fund (as provided in Section 2(a) of the Stockholders Agreement) shall serve as the Chairman of the Executive Committee. Each of the Compensation and Benefits Committee and the Audit Committee shall consist of five Directors who shall be selected in the manner provided in Section 2 of the Stockholders Agreement. Any Additional Committee may be abolished or re-designated from time to time by the Board of Directors. The Board of Directors may designate one or more Directors as alternate members of any Additional Committee, who may replace any absent or disqualified member or members at any meeting of such Additional Committee. Members of any Standing Committee or any Additional Committee shall (and alternate members, if any of any Additional Committee may) be designated at the annual meeting of the Board of Directors. Each member of any Standing Committee or any Additional Committee (and any alternate member of any Additional Committee) (whether designated at an annual meeting of the Board of Directors or to fill a vacancy or otherwise) shall hold office until his successor shall have been designated or until he shall cease to be a Director, or until his earlier death, resignation or removal. [Sections 141 (b), (c).]

          Section 3.02. POWERS. During the intervals between the meetings of the Board of Directors, the Executive Committee, except as otherwise provided in this section, shall have and may exercise all the powers and authority of the Board of Directors in the management of the property, affairs and business of the Corporation, including, without limitation, all the powers and authority to make determinations from time to time of the Fair Market Value of the Common Stock of the Corporation for purposes of and as contemplated by (i) the Compensation Plan or (ii) any agreement entered into from time to time by the Corporation or any of its subsidiaries and a Management Investor evidencing any award to such Management Investor granted under the Compensation Plan, including, without limitation, (x) the management stock subscription agreements entered into from time to time by the Corporation and certain Management Investors and (y) the management stock option agreements entered into from time to time by the Corporation and certain Management Investors. Each such other Committee, except as otherwise provided in this section, shall have and may exercise such powers of the Board of Directors as may be provided by resolution or resolutions of the Board of Directors. Neither the Executive Committee nor any such other Committee shall have the power or authority:

          (a) to amend the Certificate of Incorporation (except that a Committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors as provided in Section 151(a) of the DGCL, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series);

          (b) to adopt an agreement of merger or consolidation or a certificate of ownership or merger;

          (c) to recommend to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets;

          (d) to recommend to the stockholders a dissolution of the Corporation or a revocation of a dissolution;

          (e)  to declare a dividend;

          (f)  to authorize the issuance of stock;

          (g) to remove the President and Chief Executive Officer of the Corporation or a Director;

          (h) (i) to authorize the Corporation to enter into or amend any agreement for the borrowing of funds which provides for additional indebtedness in excess of $25 million or (ii) to authorize a material modification of any existing facility, unless in the Executive Committee's good faith judgment, such modification is not adverse to the Corporation;

          (i) to authorize the Corporation to enter into any guarantee of indebtedness in excess of $25 million;

          (j)  to authorize any new compensation or benefit program;

          (k) to appoint or discharge the Corporation's independent public accountants;

          (l) to authorize the annual operating plan, annual capital expenditure plan and strategic plan;

          (m)  to abolish or usurp the authority of the Board of Directors; or

          (n)  to amend these By-Laws of the Corporation.

The Executive Committee shall have, and any such other Committee may be granted by the Board of Directors, power to authorize the seal of the Corporation to be affixed to any or all papers which may require it. [Section 141(c).]

          Section 3.03. PROCEEDINGS. Each such Committee may fix its own rules of procedure and may meet at such place (within or without the State of Delaware), at such time and upon such notice, if any, as it shall determine from time to time. Each such Committee shall keep minutes of its proceedings and shall present a report of such proceedings, including the minutes thereof, to the Board of Directors at the meeting of the Board of Directors next following any such proceedings.

          Section 3.04. QUORUM AND MANNER OF ACTING. Except as may be otherwise provided in the resolution creating any Additional Committee, at all meetings of any Committee the presence of members (or alternate members) constituting a majority of the total then authorized membership of such Committee shall constitute a quorum for the transaction of business. The act of the majority of the members present at any meeting at which a quorum is present shall be the act of such Committee.
Any action required or permitted to be taken at any meeting of any such Committee may be taken without a meeting, if all members of such Committee shall consent to such action in writing and such writing or writings are filed with the minutes of the proceedings of the Committee. The members of any such Committee shall act only as a Committee, and the individual members of such Committee shall have no power as such. [Section 141(b), (c), (f).]

          Section 3.05. ACTION BY TELEPHONIC COMMUNICATIONS. Members of any Committee designated by the Board of Directors may participate in a meeting of such Committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting. [Section 141(i).]

          Section 3.06. ABSENT OR DISQUALIFIED MEMBERS OF ADDITIONAL COMMITTEES. In the absence or disqualification of a member of any Additional Committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. [Section 141(c).]

          Section 3.07. RESIGNATIONS. Any member (and any alternate member) of any Committee may resign at any time by delivering a written notice of resignation, signed by such member, to the Chairman or (unless the Chairman is then acting as the chief executive officer of the Corporation) the President and Chief Executive Officer. Unless otherwise specified therein, such resignation
shall take effect upon delivery.   [Section 141(b).]

          Section 3.08. REMOVAL. Any member (and any alternate member) of any Committee may be removed at any time, either for or without cause, by resolution adopted by a majority of the whole Board of Directors; PROVIDED that no such action shall be taken with respect to any member of any Standing Committee that is inconsistent with the provisions of Sections 1(d) and 2 of the Stockholders Agreement during the term of such agreement.

          Section 3.09. VACANCIES. If any vacancy shall occur in any Committee, by reason of disqualification, death, resignation, removal or otherwise, the remaining members (and any alternate members) shall continue to act, and any such vacancy may be filled by the Board of Directors, PROVIDED that no vacancy in any Committee shall be filled in a manner which fails to comply with the provisions of Section 2 of the Stockholders Agreement during the term of such agreement.


                                   ARTICLE IV

                                    OFFICERS

          Section 4.01. NUMBER. The officers of the Corporation shall be chosen by the Board of Directors and shall be a President and Chief Executive Officer, a Chief Operating Officer, a Chief Financial Officer, one or more Vice Presidents, a Secretary and a Treasurer. The Board of Directors also may elect one or more Assistant Secretaries and Assistant Treasurers in such numbers as the Board of Directors may determine. The Board of Directors also may elect the Chairman to act as the chief executive officer of the Corporation as provided in
Section 4.06. Any number of offices may be held by the same person. No officer need be a Director of the Corporation. [Section 142(a), (b).]

          Section 4.02. ELECTION. Unless otherwise determined by the Board of Directors, the officers of the Corporation shall be elected by the Board of Directors at the annual meeting of the Board of Directors, and shall be elected to hold office until the next succeeding annual meeting of the Board of Directors. In the event of the failure to elect officers at such annual meeting, officers may be elected at any regular or special meeting of the Board of Directors. Each officer shall hold office until his successor has been elected and qualified, or until his earlier death, resignation or removal. [Section 142(b).]

          Section 4.03. SALARIES. The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors.

          Section 4.04. REMOVAL AND RESIGNATION; VACANCIES. Any officer may be removed for or without cause at any time by the Board of Directors. Any officer may resign at any time by delivering a written notice of resignation, signed by such officer, to the Board of Directors, the Chairman or

(unless the Chairman shall then be acting as the chief executive officer of the Corporation) the President and Chief Executive Officer. Unless otherwise specified therein, such resignation shall take effect upon delivery. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise, shall be filled by the Board of Directors. [Section 142(b), (e).]

          Section 4.05. AUTHORITY AND DUTIES OF OFFICERS. The officers of the Corporation shall have such authority and shall exercise such powers and perform such duties as may be specified in these By-Laws, except that in any event each officer shall exercise such powers and perform such duties as may be required by law. [Section 142(a).]


          Section 4.06. THE PRESIDENT AND CHIEF EXECUTIVE OFFICER. The President and Chief Executive Officer shall, subject to the direction of, and subject to general or specific resolutions approved by, the Board of Directors,
(a) preside at all meetings of the stockholders at which he is present, and be the chief executive officer of the Corporation, (b) have general control and supervision of the policies and operations of the Corporation, see that all orders and resolutions of the Board of Directors are carried into effect, and report to the Board of Directors, (c) manage and administer the Corporation's business and affairs and perform all duties and exercise all powers usually pertaining to the office of a chief executive officer of a corporation, (d) have the authority to sign, in the name and on behalf of the Corporation, checks, orders, contracts, leases, notes, drafts and other documents and instruments in connection with the business of the Corporation, and together with the Secretary or an Assistant Secretary, conveyances of real estate and other documents and instruments to which the seal of the Corporation is affixed, (e) have the authority to cause the employment or appointment of such employees and agents of the Corporation as the conduct of the business of the Corporation may require, to fix their compensation, and to remove or suspend any employee or agent elected or appointed by the President and Chief Executive Officer or the Board of Directors, and (f) have such other powers as are contemplated by the other provisions of these By-Laws. The President and Chief Executive Officer shall perform such other duties and have such other powers as the Board of Directors or the Chairman may from time to time prescribe. Notwithstanding the foregoing, and whether or not the President and Chief Executive Officer shall then be in office, (i) the Board of Directors may elect the Chairman to act as the chief executive officer of the Corporation, and (except to the extent required by the General Corporation Law of the State of Delaware) may grant and delegate to the Chairman, acting in such capacity, any or all of the authority, powers and duties, that otherwise may be held, exercised or performed by the President and Chief Executive Officer as provided in these By-Laws, and (ii) in the event that the Board of Directors elects the Chairman to act as the chief executive officer of the Corporation, the President and Chief Executive Officer shall no longer be the chief executive officer of the Corporation, and shall not hold, exercise or perform any authority, powers or duties as an officer of the Corporation other than as the Board of Directors or the Chairman may prescribe.

          Section 4.07. THE CHIEF OPERATING OFFICER. The Chief Operating Officer shall be the chief operating officer of the Corporation and shall perform, in general, all duties incident to the office of Chief Operating Officer and shall be responsible for the operations of the Corporation, including manufacturing, engineering, marketing, distribution, sales, labor relations and administrative responsibilities and such other duties as may be specified in these By-Laws or as may be assigned to him from time to time by (subject to Section 4.06) the President and Chief Executive Officer (or, if the Chairman is then acting as chief executive officer of the Corporation, by the Chairman). The Chief Operating Officer shall report to the President and Chief Executive Officer (or, if the Chairman is then acting as chief executive officer of the Corporation, to the Chairman). In the absence of the President and Chief Executive Officer (or, if the Chairman is then acting as chief executive officer of the Corporation, the Chairman), the duties of such officer in such capacity shall be performed and the powers of such officer in such capacity may be exercised by the Chief Operating Officer; subject in any case to review and superseding action by (subject to Section 4.06) the President and Chief Executive Officer (or, if the Chairman is then acting as chief executive officer of the Corporation, by the Chairman).

          Section 4.08. THE VICE PRESIDENTS. Each Vice President shall perform such duties and exercise such powers as may be assigned to him from time to time by (subject to Section 4.06) the President and Chief Executive Officer (or, if the Chairman is then acting as chief executive officer of the Corporation, by the Chairman).

          Section 4.09. THE SECRETARY. The Secretary shall have the following powers and duties:

          (a) He shall keep or cause to be kept a record of all the proceedings of the meetings of the stockholders and of the Board of Directors in books provided for that purpose. [Section 142(a).]

          (b) He shall cause all notices to be duly given in accordance with the provisions of these By-Laws and as required by law.

          (c) Whenever any Committee shall be appointed pursuant to a resolution of the Board of Directors, he shall furnish a copy of such resolution to the members of such Committee.

          (d) He shall be the custodian of the records and of the seal of the Corporation and cause such seal (or a facsimile thereof) to be affixed to all certificates representing shares of the Corporation prior to the issuance thereof and to all instruments the execution of which on behalf of the Corporation under its seal shall have been duly authorized in accordance with these By-Laws, and when so affixed he may attest the same.

          (e) He shall properly maintain and file all books, reports, statements, certificates and all other documents and records required by law, the Certificate of Incorporation or these By-Laws.

          (f) He shall have charge of the stock books and ledgers of the Corporation and shall cause the stock and transfer books to be kept in such manner as to show at any time the number of shares of stock of the Corporation of each class issued and outstanding, the names (alphabetically arranged) and the addresses of the holders of record of such shares, the number of shares held by each holder and the date as of which each became such holder of record.

          (g) He shall sign (unless the Treasurer, an Assistant Treasurer or Assistant Secretary shall have signed) certificates representing shares of the Corporation the issuance of which shall have been authorized by the Board of Directors.

          (h) He shall perform, in general, all duties incident to the office of secretary and such other duties as may be specified in these By-Laws or as may be assigned to him from time to time by the Board of Directors or (subject to Section 4.06) the President and Chief Executive Officer (or, if the Chairman is then acting as chief executive officer of the Corporation, the Chairman).

          Section 4.10. THE CHIEF FINANCIAL OFFICER. The Chief Financial Officer shall be the chief financial officer of the Corporation and shall have the following powers and duties:

          (a) He shall have charge and supervision over and be responsible for the moneys, securities, receipts and disbursements of the Corporation, and shall keep or cause to be kept full and accurate records of all receipts of the Corporation.

          (b) He shall render to the Board of Directors or the Audit Committee, whenever requested, a statement of the financial condition of the Corporation and of all his transactions as Chief Financial Officer, and render a full financial report at the annual meeting of the stockholders, if called upon to do so.

          (c) He shall be empowered from time to time to require from all officers or agents of the Corporation reports or statements giving such information as he may desire with respect to any and all financial transactions of the Corporation.

          (d) He shall perform, in general, all duties incident to the office of chief financial officer and such other duties as may be specified in these By-Laws or as may be assigned to him from time to time by the Board of Directors or the Chairman of the Board.

          (e) The Chief Financial Officer shall report to the President and Chief Executive Officer (or, if the Chairman is then acting as chief executive officer of the Corporation, to the Chairman).

          Section 4.11. THE TREASURER. The Treasurer shall be the treasurer of the Corporation and shall have the following powers and duties:

          (a) He shall cause the moneys and other valuable effects of the Corporation to be deposited in the name and to the credit of the Corporation in such banks or trust companies or with such bankers or other depositaries as shall be selected in accordance with Section 8.05 of these By-Laws.

          (b) He shall cause the moneys of the Corporation to be disbursed by checks or drafts (signed as provided in Section 8.06 of these By-Laws) upon the authorized depositaries of the Corporation and cause to be taken and preserved proper vouchers for all moneys disbursed.

          (c) He may sign (unless an Assistant Treasurer or the Secretary or an Assistant Secretary shall have signed) certificates representing stock of the Corporation the issuance of which shall have been authorized by the Board of Directors.

          (d) He shall perform, in general, all duties incident to the office of treasurer and such other duties as may be specified in these By-Laws or as may be assigned to him from time to time by the Board of Directors or the Chief Financial Officer, to whom he shall report.

          Section 4.12. ADDITIONAL OFFICERS. The Board of Directors may appoint such other officers and agents as it may deem appropriate, and such other officers and agents shall hold their offices for such terms and shall exercise such powers and perform such duties as may be determined from time to time by the Board of Directors. The Board of Directors from time to time may delegate to any officer or agent the power to appoint subordinate officers or agents and to prescribe their respective rights, terms of office, authorities and duties. Any such officer or agent may remove any such subordinate officer or agent appointed by him, for or without cause. [Section 142(a), (b).]

          Section 4.13. SECURITY. The Board of Directors may require any officer, agent or employee of the Corporation to provide security for the faithful performance of his duties, in such amount and of such character as may be determined from time to time by the Board of Directors. [Section 142(c).]

                                    ARTICLE V

                                  CAPITAL STOCK

          Section 5.01. CERTIFICATES OF STOCK. The shares of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the stock of the Corporation shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until each certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock in the Corporation represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the Corporation, by (subject to Section 4.06) the President and Chief Executive Officer (or, if the President and Chief Executive Officer is not then empowered to do so pursuant to Section 4.06, the Chairman) or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, representing the number of shares registered in certificate form. Such certificate shall be in such form as the Board of Directors may determine, to the extent consistent with applicable law, the Certificate of Incorporation and these By-Laws. [Section 158.]

          Section 5.02. SIGNATURES; FACSIMILE. Any or all of such signatures on the certificate may be a facsimile, engraved or printed, to the extent permitted by law. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue. [Section 158.]

          Section 5.03. LOST, STOLEN OR DESTROYED CERTIFICATES. The Board of Directors may direct that a new certificate be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon delivery to the Board of Directors of an affidavit of the owner or owners of such certificate, setting forth such allegation. The Board of Directors may require the owner of such lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate. [Section 167.]

          Section 5.04. TRANSFER OF STOCK. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares, duly endorsed or accompanied by appropriate evidence of succession, assignment or authority to transfer, the Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Within a reasonable time after the transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to Sections 151, 156, 202(a) or 218(a) of the DGCL. Subject to the provisions of the Certificate of Incorporation and these By-Laws, the Board of Directors may prescribe such additional rules and regulations as it may deem appropriate relating to the issue, transfer and registration of shares of the Corporation. [Section 151(f).]

          Section 5.05. RECORD DATE. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted by the Board of Directors, and which shall not be more than sixty nor less than ten days before the date of such meeting. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

          In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the board of directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

          In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. [Section 213.]

          Section 5.06. REGISTERED STOCKHOLDERS. Prior to due surrender of a certificate for registration of transfer, the Corporation may treat the registered owner as the person exclusively entitled to receive dividends and other distributions, to vote, to receive notice and otherwise to exercise all the rights and powers of the owner of the shares represented by such certificate, and the Corporation shall not be bound to recognize any equitable or legal claim to or interest in such shares on the part of any other person, whether or not the Corporation shall have notice of such claim or interests. Whenever any transfer of shares shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer if, when the certificates are presented to the Corporation for transfer or uncertificated shares are requested to be transferred, both the transferor and transferee request the Corporation to do so. [Section 159.]

          Section 5.07. TRANSFER AGENT AND REGISTRAR. The Board of Directors may appoint one or more transfer agents and one or more registrars, and may require all certificates representing shares to bear the signature of any such transfer agents or registrars.


                                   ARTICLE VI

                                 INDEMNIFICATION

          Section 6.01. NATURE OF INDEMNITY. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was or has agreed to become a director, officer, employee or agent of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director, officer, employee or agent, of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, and may indemnify any person who was or is a party or is threatened to be made a party to such an action, suit or proceeding by reason of the fact that he is or was or has agreed to become an employee or agent of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding had no reasonable cause to believe his conduct was unlawful; except that in the case of an action or suit by or in the right of the Corporation to procure a judgment in its favor (1) such indemnification shall be limited to expenses (including attorneys' fees) actually and reasonably incurred by such person in the defense or settlement of such action or suit, and (2) no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

          The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of NOLO CONTENDERE or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. [Section 145(a), (b).]

          Section 6.02. SUCCESSFUL DEFENSE. To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section
6.01 hereof or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith. [Section 145(c).]

          Section 6.03. DETERMINATION THAT INDEMNIFICATION IS PROPER. Any indemnification under Section 6.01 hereof (unless ordered by a court) shall be made by the Corporation unless a determination is made that indemnification of the director, officer, employee or agent is not proper in the circumstances because he has not met the applicable standard of conduct set forth in Section
6.01 hereof. Any such determination shall be made (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) if there are no such directors, or, if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders. [Section 145(d).]

          Section 6.04. ADVANCE PAYMENT OF EXPENSES. Expenses (including attorneys' fees) incurred by a director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate. The Board of Directors may authorize the Corporation's counsel to represent such director, officer, employee or agent in any action, suit or proceeding, whether or not the Corporation is a party to such action, suit or proceeding. [Section 145(e).]

          Section 6.05. PROCEDURE FOR INDEMNIFICATION OF DIRECTORS AND OFFICERS. Any indemnification of a person seeking indemnification under Sections 6.01 and 6.02, or advance of costs, charges and expenses to such person under Section 6.04 of this Article, shall be made promptly, and in any event within 30 days, upon the written request of such person. If a determination by the Corporation that such person is entitled to indemnification pursuant to this
Article is required, and the Corporation fails to respond within sixty days to a written request for indemnity, the Corporation shall be deemed to have approved such request. If the Corporation denies a written request for indemnity or advancement of expenses, in whole or in part, or if payment in full pursuant to such request is not made within 30 days, the right to indemnification or advances as granted by this Article shall be enforceable by the indemnified person in any court of competent jurisdiction. Such person's costs and expenses incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of costs, charges and expenses under Section 6.04 of this Article where the required undertaking, if any, has been received by the Corporation) that the claimant has not met the standard of conduct set forth in Section 6.01 of this Article, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, its independent legal counsel, and its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 6.01 of this Article, nor the fact that there has been an actual determination by the Corporation (including its Board of Directors, its independent legal counsel, and its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

          Section 6.06. SURVIVAL; PRESERVATION OF OTHER RIGHTS. The foregoing indemnification provisions shall be deemed to be a contract between the Corporation and each director, officer, employee and agent who serves in any such capacity at any time while these provisions as well as the relevant provisions of the Delaware Corporation Law are in effect and any repeal or modification thereof shall not affect any right or obligation then existing with respect to any state of facts then or previously existing or any action, suit or proceeding previously or thereafter brought or threatened based in whole or in part upon any such state of facts. Such a "contract right" may not be modified retroactively without the consent of such director, officer, employee or agent.

          The indemnification and advancement of expenses provided by this
Article VI shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. [Section 145(f), (j).]

          Section 6.07. INSURANCE. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him or on his behalf in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article. [Section 145(g).]

          Section 6.08. SEVERABILITY. If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director, officer, employee or agent of the Corporation as to costs, charges and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article that shall not have been invalidated and to the fullest extent permitted by applicable law.

          Section 6.09. DEFINITIONS. For purposes of this Article VI, the following terms shall have the following meanings:

          (a) references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article VI with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued;

          (b) references to "other enterprises" shall include employee benefit plans;

          (c) references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and

          (d) references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries.


                                   ARTICLE VII

                                     OFFICES

          Section 7.01. REGISTERED OFFICE. The registered office of the Corporation in the State of Delaware shall be located at Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle.

          Section 7.02. OTHER OFFICES. The Corporation may maintain offices or places of business at such other locations within or without the State of Delaware as the Board of Directors may from time to time determine or as the business of the Corporation may require.


                                  ARTICLE VIII

                               GENERAL PROVISIONS

          Section 8.01. DIVIDENDS. Subject to any applicable provisions of law and the Certificate of Incorporation, dividends upon the shares of the Corporation may be declared by the Board of Directors at any regular or special meeting of the Board of Directors and any such dividend may be paid in cash, property, or shares of the Corporation's Capital Stock; PROVIDED that stock dividends on the Corporation's Class A Common Stock shall be paid in shares of Class A Common Stock and dividends on the Corporation's Class B Common Stock shall be paid in shares of Class B Common Stock.

          A member of the Board of Directors, or a member of any Committee designated by the Board of Directors, shall be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or Committees of the Board of Directors, or by any other person as to matters the director reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation, as to the value and amount of the assets, liabilities and/or net profits of the Corporation, or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid. [Sections 170, 172, 173.]

          Section 8.02. RESERVES. There may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors, from time to time, in its absolute discretion, thinks proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation or for such other purpose as the Board of Directors shall think conducive to the interest of the Corporation, and the Board of Directors may similarly modify or abolish any such reserve. [Section 171.]

          Section 8.03. EXECUTION OF INSTRUMENTS. The Board of Directors may authorize the President and Chief Executive Officer or any other officer or agent to enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation. Any such authorization may be general or limited to specific contracts or instruments.

          Section 8.04. CORPORATE INDEBTEDNESS. No loan shall be contracted on behalf of the Corporation, and no evidence of indebtedness shall be issued in its name, unless authorized by the Board of Directors or, to the extent the Executive Committee has the power to authorize such loan or evidence of indebtedness, the Executive Committee. Such authorization may be general or confined to specific instances. Loans so authorized may be effected at any time for the Corporation from any bank, trust company or other institution, or from any firm, corporation or individual. All bonds, debentures, notes and other obligations or evidences of indebtedness of the Corporation issued for such loans shall be made, executed and delivered as the Board of Directors or the Executive Committee, as the case may be, shall authorize. When so authorized by the Board of Directors or the Executive Committee, as the case may be, any part of or all the properties, including contract rights, assets, business or good will of the Corporation, whether then owned or thereafter acquired, may be mortgaged, pledged, hypothecated or conveyed or assigned in trust as security for the payment of such bonds, debentures, notes and other obligations or evidences of indebtedness of the Corporation, and of the interest thereon, by instruments executed and delivered in the name of the Corporation.

          Section 8.05. DEPOSITS. Any funds of the Corporation may be deposited from time to time in such banks, trust companies or other depositaries as may be determined by (a) the Board of Directors or (subject to Section 4.06) the President and Chief Executive Officer (or, if the Chairman is then acting as chief executive officer of the Corporation, the Chairman) or (b) such officers or agents as may be authorized to make such determination by the Board of Directors or (subject to Section 4.06) the President and Chief Executive Officer (or, if the Chairman is then acting as chief executive officer of the Corporation, the Chairman).

          Section 8.06. CHECKS. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such agent or agents of the

Corporation, and in such manner, as the Board of Directors or (subject to Section 4.06) the President and Chief Executive Officer (or, if the Chairman is then acting as chief executive officer of the Corporation, the Chairman) from time to time may determine.

          Section 8.07. SALE, TRANSFER, ETC. OF SECURITIES. To the extent authorized by the Board of Directors, (subject to Section 4.06) the President and Chief Executive Officer (or, if the Chairman is then acting as chief executive officer of the Corporation, the Chairman) or any other officers designated by the Board of Directors may sell, transfer, endorse, and assign any shares of stock, bonds or other securities owned by or held in the name of the Corporation, and may make, execute and deliver in the name of the Corporation, under its corporate seal, any instruments that may be appropriate to effect any such sale, transfer, endorsement or assignment.

          Section 8.08. VOTING AS STOCKHOLDER. As directed by resolution of the Board of Directors or the Executive Committee, (a) (subject to Section 4.06) the President and Chief Executive Officer (or, if the Chairman is then acting as chief executive officer of the Corporation, the Chairman) or any Vice President shall have full power and authority on behalf of the Corporation to attend any meeting of stockholders of any corporation in which the Corporation may hold stock, and to act, vote (or execute proxies to vote) and exercise in person or by proxy all other rights, powers and privileges incident to the ownership of such stock, and (b) such officers acting on behalf of the Corporation shall have full power and authority to execute any instrument expressing consent to or dissent from any action of any such corporation without a meeting. The Board of Directors may by resolution from time to time confer such power and authority upon any other person or persons.

          Section 8.09. FISCAL YEAR. The fiscal year of the Corporation shall commence on the first day of January of each year (except for the Corporation's first fiscal year which shall commence on the date of incorporation) and shall terminate in each case on the last day of December.

          Section 8.10. SEAL. The seal of the Corporation shall be circular in form and shall contain the name of the Corporation, the year of its incorporation and the words "Corporate Seal" and "Delaware". The form of such seal shall be subject to alteration by the Board of Directors. The seal may be used by causing it or a facsimile thereof to be impressed, affixed or reproduced, or may be used in any other lawful manner.

          Section 8.11. BOOKS AND RECORDS; INSPECTION. Except to the extent otherwise required by law, the books and records of the Corporation shall be kept at such place or places within or without the State of Delaware as may be determined from time to time by the Board of Directors.

          Section 8.12.  DEFINITIONS.

          "Additional Committee":  See Section 3.01.

          "CDR" means Clayton, Dubilier & Rice, Inc., a Delaware corporation.

          "CDR Fund" means Clayton, Dubilier & Rice Fund V Limited Partnership, a Connecticut limited partnership, and any successors and assigns.

          "Committee":  See Section 3.01.

          "Compensation Plan" means the Corporation's Stock Incentive and Deferred Compensation Plan, as approved by the stockholders of the Corporation and as in effect from time to time.

          "Investor":  See "Stockholders Agreement."

          "Management Investor" means an executive or other key employee of the Corporation or any of its subsidiaries who acquires shares of Class A Common Stock of the Corporation, pursuant to the Compensation Plan or any agreement entered into from time to time by the Corporation and such executive or other key employee of the Corporation or any of its subsidiaries.

          "Nominating Party" means any one of the investors named in Section 1(b) of the Stockholders Agreement entitled to nominate such number of persons as specified therein for election to the Board of Directors of the Corporation.

          "Standing Committee":  See Section 3.01.

          "Stockholders Agreement" means the Stockholders Agreement to be entered into among the Corporation and each of CDR Fund, EXOR Group S.A., First Plaza Group Trust, The 1818 Fund II, L.P., Madison Dearborn Capital Partners, L.P., Chemical Equity Associates, HWH Investment Pte Ltd. and

Wolfensohn-River LLC (each an "Investor" and, collectively, the "Investors"), as amended and as in effect from time to time.

          "Unaffiliated Nominee" means any person nominated for election to the Board of Directors of the Corporation by a Nominating Party who is not an employee, officer, general partner or general partner of the general partner of the Nominating Party or of an Affiliate (as defined in Section 9 of the Stockholders Agreement) of the Nominating Party.


                                   ARTICLE IX

                              AMENDMENT OF BY-LAWS

          Section 9.01. AMENDMENT. These By-Laws may be amended, altered or repealed

          (a) by resolution adopted by a majority of the Board of Directors at any special or regular meeting of the Board if, in the case of such special meeting only, notice of such amendment, alteration or repeal is contained in the notice or waiver of notice of such meeting; or

          (b) at any regular or special meeting of the stockholders if, in the case of such special meeting only, notice of such amendment, alteration or repeal is contained in the notice or waiver of notice of such meeting. [Section 109(a).]

          Notwithstanding the foregoing sentence, during the term of the Stockholders Agreement, these By-Laws may not be amended, altered or repealed in a manner inconsistent with the terms and provisions of the Stockholders Agreement.

                                    ARTICLE X

                                  CONSTRUCTION

          Section 10.01. CONSTRUCTION. In the event of any conflict between the provisions of these By-Laws as in effect from time to time and (a) the provisions of the certificate of incorporation of the Corporation as in effect from time to time, or (b) the provisions of the Stockholders Agreement, the provisions of such certificate of incorporation or the Stockholders Agreement, as the case may be, shall be controlling.